Code of Ethics Adoption: May 1, 1981 Last Revision: November 1, 2023 GMO LLC and related entities1 (collectively, “GMO”) I. Overview and Summary Charts GMO and its affiliates have adopted this Code of Ethics in order to reflect the values of the firm and to fulfill the firm’s regulatory obligations.2 Because the regulations are complex and technical, a number of terms are defined in Exhibit A and appear in the Code capitalized and italicized. The following chart provides an overview of some key rules under the Code and some common exceptions. This is only an overview and there are other rules and exceptions. Each Access Person is responsible for reading, understanding, and complying with this Code in its entirety. Five Basic Rules Common Exceptions Basic Rule #1: Do not trade in advance of clients Financial Futures Money Market Instruments Most Exchange Traded Funds U.S. Government Securities U.S. Mutual Funds Basic Rule #2: Pre-Clear all trades 529 Plans Financial Futures Money Market Instruments Most Exchange Traded Funds Municipal Bonds U.S. Government Securities U.S. Mutual Funds Basic Rule #3: Report all trades Money Market Instruments Most 529 Plans U.S. Government Securities U.S. Mutual Funds (not GMO Managed Funds) Basic Rule #4: Don’t engage in short-term trading that results in a profit Exchange Traded Funds Financial Futures Money Market Instruments Municipal Bonds U.S. Government Securities U.S. Mutual Funds (not GMO Long-Term Funds) Basic Rule #5: No violation of laws, for example: • No Transactions on inside information; • No market manipulation. None The following chart provides a different overview of the Code’s operation, organized by the type of security. As with the previous chart, this is, however, only an overview of some of the rules applicable to different kinds of securities. 1 Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Limited, GMO Netherlands B.V., GMO Singapore Pte. Ltd, and GMO U.K. Limited. 2 This policy is intended to comply with Rule 17j-1 of the Investment Company Act of 1940, as amended, and Rule 204a-1 of the Investment Advisers Act of 1940, as amended. Not for external distribution unless otherwise approved in advance by GMO’s Compliance Department. 1 2 Type of Security Pre- Clearance Required Prohibited if Being Considered for a GMO Client Account Subject to Quarterly and Annual Reporting Short-Term Profiting Restriction Short Sales Generally Prohibited3 Closed-End Funds Yes Yes Yes Yes Yes Currencies and related forward contracts No No No No No Financial Futures No No Generally, yes4 No No GMO Exchange Traded Funds No No Yes Yes Yes GMO Managed Funds No No Generally, yes5 Generally, yes6 Yes IPOs and ICOs Yes Yes Yes Yes Yes Money Market Instruments No No No No Yes Most 529 Plans No N/A Generally, no7 N/A N/A Most Exchange Traded Funds8 No No Yes No No Municipal Bonds No Yes Yes No Yes Non-GMO U.S. Mutual Funds No No No No Yes Options on currencies (buying or writing) No No Generally, no9 No No Private Placements Yes Yes Yes Yes Yes U.S. Government Securities No No No No Yes Most Other Investments Yes Yes Yes Yes Yes Gifts and Entertainment Policy: GMO also has a “Gifts and Entertainment Policy” which is a separate, stand-alone document. Special Rules for Access Persons of Subsidiaries; Non-Access Directors: Employees, partners, consultants, and all other Access Persons are subject to all provisions of this Code unless you are an Independent Trustee of GMO Trust, or a Non-Access Director of GMO. If you are one of the following, you should also look at the related Code Supplement:  Officers and employees of GMO Australia Limited;  Officers and employees of GMO Netherlands B.V.;  Officers and employees of GMO Singapore Pte. Ltd;  Officers and employees of GMO U.K. Limited; and  Non-Access Directors of GMO. 3 Subject to limited exceptions (see Section 1.3), short selling is prohibited with respect to any investment held in any GMO Client Account. 4 Futures on interest rates and currencies are exempt from the Code’s reporting requirements. 5 GMO Mutual Fund and GMO hedge fund investments held in a GMO fund account custodied at State Street or in the GMO 401(k) Profit Sharing Plan (excluding the self-directed brokerage option offered in conjunction with this Plan) do not need to be entered in StarCompliance because the Compliance Department will have access to transactions data within GMO’s Performance & Recordkeeping System and the Vanguard Group “My Plan Manager” system. 6 Not applicable to funds excluded from the definition of GMO Long-Term Fund. 7 See the Compliance Department’s page on GMO’s internal website for a list of Reportable 529 Plans. 8 Does not include Closed-End Funds or GMO Exchange Traded Funds. Certain Exchange Traded Funds not managed by GMO are subject to stricter rules. For a list of these Restricted Exchange Traded Funds, visit the Compliance Department’s page on GMO’s internal website. 9 Non-exchange traded options on currencies are exempt from the Code’s reporting requirements. 3 1. Prohibited Transactions Access Persons and members of their Immediate Family are prohibited from engaging in the following transactions: 1.1. Securities Being Considered for Purchase or Sale Except as provided below, any transaction in a Security being considered for purchase or sale by a GMO Client Account is prohibited. For this purpose, a Security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation. The following Securities are not subject to this prohibition:  Currencies, options on currencies, and forward contracts on currencies;  Financial Futures and short sales of Financial Futures;  GMO Exchange Traded Funds;  Money Market Instruments;  Securities held or to be acquired by a Discretionary Account;  U.S. Government Securities;  U.S. Mutual Funds; and  Unrestricted Exchange Traded Funds (including short sales thereof). Note: The formulation of purchase and sale orders generally begins before the trading desk is asked to execute the trade. GMO reserves the right to require the unwinding of personal trades that occur on or about the same time as client trades without proving that the Access Person or member of his or her Immediate Family had actual knowledge of the pending client trade. 1.2. Options on Securities Holding, purchasing, or selling options on a Security is generally prohibited. The following Securities are not subject to this prohibition:  Options held or to be acquired by a Discretionary Account;  Options on currencies (including options on currency futures); and  Options received pursuant to a Non-GMO Employee Compensation Program, with prior approval from the Compliance Department. Options acquired in advance of initial designation as an Access Person, or received via gift, inheritance, or change in Immediate Family member status, may be held until the option is exercised on the expiration date (or the last business day prior to the expiration date). This transaction is not subject to pre-clearance but must be reported. Additionally, any transaction in a Security underlying the option (excluding IPOs, ICOs, or Private Placements) that an Access Person is contractually required to complete in connection with a third party’s exercise of an option written by the Access Person is not subject to pre-clearance but must be reported. 4 1.3. Short Selling of Securities Short selling Securities held (or being considered for purchase or sale) in any GMO Client Account is prohibited. The following Securities are not subject to this prohibition:  Financial Futures and options on currencies (including options on currency futures);  Securities held or to be acquired by a Discretionary Account; and  Unrestricted Exchange Traded Funds. Note: Forward contracts on currencies are not considered a short sale of either currency for purposes of this Code. 1.4. Short-Term Profiting Except as provided below, profiting from the purchase and sale of the same or equivalent Securities within 60 calendar days (starting with the most recent purchase and working backwards, as applicable, in the 60-day period (i.e., LIFO method)) is prohibited.10 For the sake of clarity, except as otherwise noted, this prohibition also applies to short-term profiting through the use of derivatives, either alone or in combination with other Securities Transactions (e.g., terminating a single stock futures contract or entering into an offsetting futures contract) within 60 calendar days. The following Securities are not subject to this prohibition:  Currencies, options on currencies (including options on currency futures), and related forward contracts;  Exchange Traded Funds (other than GMO Exchange Traded Funds);  Financial Futures and short sales of Financial Futures;  Money Market Instruments;  Municipal bonds;  Securities acquired through a Non-GMO Employee Compensation Program;  Securities acquired through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue;  Securities held in a Discretionary Account;  Transactions resulting from stop-loss orders (note that this does not apply to limit orders);  Transactions that occur pursuant to an Automatic Investment Plan;  U.S. Government Securities; and  U.S. Mutual Funds (other than GMO Long-Term Funds). 1.5. Trading on Inside Information Any transaction in a Security while in possession of material non-public information regarding the Security or the issuer of the Security is prohibited. 10 This prohibition may not apply in limited circumstances approved by the Compliance Department in advance of the applicable transaction.

5 1.6. Market Manipulation Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading are prohibited. 1.7. Other Illegal and/or Impermissible Transactions All Access Persons and all members of their Immediate Family are required to comply with all applicable Federal Securities Laws. In addition to the prohibitions in Sections 1.5 (Trading on Inside Information) and 1.6 (Market Manipulation), Securities Transactions not in compliance with applicable Federal Securities Laws, or any other transactions deemed by the CCO to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety, are prohibited. 2. Pre-Clearance Requirements Access Persons and members of their Immediate Family are prohibited from engaging in any Securities Transaction without prior approval of the Compliance Department unless otherwise provided below. Once obtained, approval is valid for the day on which it is granted and the following business day. In the case of a Private Placement, approval remains valid for six months (or such other time frame as determined by the COIC) provided the substantive details of the request do not change between the approval date and the date of investment commitment. Limit orders and stop-loss orders relating to Securities must be pre-cleared prior to establishment and prior to any modifications, including cancellations. There is no exemption from pre-clearance for IPOs, ICOs, or Private Placements, even where such transactions are effected through Discretionary Accounts. The following Securities Transactions are exempt from the pre-clearance requirement: 2.1. Transactions in Certain Securities Securities Transactions involving the following instruments may be subject to the substantive prohibitions in Section 1, but they are exempt from the pre-clearance requirement:  529 Plans;  Currencies, options on currencies (including options on currency futures), and related forward contracts;  Financial Futures and short sales of Financial Futures;  GMO Exchange-Traded Funds;  Money Market Instruments;  Municipal bonds;  Transactions that occur pursuant to an Automatic Investment Plan;  U.S. Government Securities;  U.S. Mutual Funds;  Unrestricted Exchange Traded Funds (including short sales thereof); and  Any transaction in other Securities as may from time to time be designated in writing by the CCO (as directed by the COIC) on the grounds that the risk of abuse is minimal or non- existent. 6 2.2. Dividend Reinvestment, Corporate Reorganizations, Account Transfers, etc. Securities Transactions involving (i) the acquisition or disposition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, the exercise of rights issued by an issuer to all holders of the same class of Securities, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities, or (ii) shares bought or sold by a third party on a discretionary basis in connection with routine account administration without specific instruction by the Access Person (for example, shares sold to pay an advisory fee or the sale/removal of fractional shares in connection with an account transfer) are exempt from the pre-clearance and short- term profiting requirements. 2.3. Discretionary Accounts Securities Transactions through Discretionary Accounts in Securities other than IPOs, ICOs, and Private Placements are exempt from the pre-clearance requirement. 2.4. De Minimis Purchases and Sales of Certain Large Cap Securities Purchases or sales of less than US$25,000 of common stock, depository receipts, or preferred stock where the size of the relevant issue is greater than US$5 billion as of the date of such purchases or sales are exempt from pre-clearance. This exemption from pre-clearance may be utilized once per Security within multiple accounts over a single business day so long as the total across all accounts is less than US$25,000. 2.5. Transactions Pursuant to Limit Orders or Stop-Loss Orders Previously Approved by Compliance Department Transactions effected pursuant to limit orders or stop-loss orders already approved by the Compliance Department are exempt from pre-clearance, provided that the Access Person provides the Compliance Department with an attestation from the relevant broker stating that the broker will act solely in accordance with that limit order or stop-loss order, with no influence exercised or information supplied by the Access Person or anyone else acting on his or her behalf. 2.6. Transactions by Brokers to Satisfy Margin Calls or the Exercise of Written Options Liquidations or purchases of Securities by a broker to satisfy margin calls or the exercise of options written by an Access Person are not subject to pre-clearance or short-term profiting restrictions, provided that the Access Person provides to the Compliance Department a letter or other documentation from the brokerage firm confirming that the liquidation or purchase was effected to satisfy applicable margin or written option requirements and was not requested by the Access Person. 2.7. Non-GMO Employee Compensation Program The receipt of stock or options in connection with an Access Person or Immediate Family member’s employment is exempt from pre-clearance provided that the Compliance Department receives an initial attestation from the Access Person or Immediate Family member’s employer confirming that the Securities were acquired through a Non-GMO 7 Compensation Program. This attestation can be documentation detailing the program, such as terms and entitlements, or such other documentation that is acceptable to the Compliance Department. This exemption is inclusive of participation in an employee stock purchase plan (ESPP), exercising a cash-settled option, and the acquisition of stock by exercising an option acquired in connection with an Access Person or Immediate Family member’s employment. The receipt of stock and options is still subject to the reporting requirements under the Code.11 Please note, the above exemption does not apply to the purchase of a Private Placement, which is required to be pre-cleared under section 4.5.3. 2.8. Donation of Securities to a Charity Donations of Securities to charities are not subject to pre-clearance. 2.9. GMO Hedge Funds Investments in GMO hedge funds, while subject to pre-clearance, are automatically pre- cleared when the subscription is accepted by GMO. 3. Reporting Requirements 3.1. Initial and Annual Disclosure of Personal Holdings No later than 10 calendar days after initial designation as an Access Person and thereafter on an annual basis (currently expected of all Access Persons by January 30 of each year), each Access Person must report to the Compliance Department all of the following (subject to the exemptions in Section 3.3):  The title, type, number of shares and principal amount of each Security (including, as applicable, any exchange ticker symbol, CUSIP, or SEDOL) in which that Access Person has any Beneficial Interest (including Securities held in Discretionary Accounts);  The name of any broker, dealer, or bank with whom the Access Person maintains a Reportable Account; and  The date that the report is submitted by the Access Person. Both initial reports and annual reports must be based on information current as of a date not more than 30 days before the report is submitted. 3.2. Quarterly Reporting Requirements Each Access Person must file a quarterly report with the Compliance Department no later than 30 calendar days following the end of each calendar quarter. The quarterly report shall include the following information regarding each transaction during the quarter in any Security in which the Access Person had any Beneficial Interest (subject to the exemptions in Sections 3.3 and 3.4): 11 Please note that interest in stock or options that have not vested (or similar situations such as an interest in restricted stock that is subject to forfeiture) are not required to be pre-cleared or reported. 8  The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security (including, as applicable, any exchange ticker symbol, CUSIP, or SEDOL) involved;  The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);  The price of the Security at which the transaction was effected;  The name of the broker, dealer, or bank with or through which the transaction was effected;  A certification that, with respect to each transaction effected during the quarter, the Access Person neither had confidential information nor was aware of any pending consideration of possible transactions or pending transactions in the relevant Security by GMO on behalf of a GMO client; and  The date that the report is submitted by the Access Person. In addition, with respect to any Reportable Account established during such quarter by the Access Person, the quarterly report must also include the name of the broker, dealer, or bank with whom the Access Person established the account. 3.3. Exemptions for Transactions in and Holdings of Certain Securities Transactions in and holdings of the following instruments may be subject to the substantive prohibitions in Section 1 and/or the pre-clearance requirements in Section 2, but are exempt from the Reporting Requirements in Sections 3.1 (Initial/Annual Report) and 3.2 (Quarterly Reports):  529 Plans (other than Reportable 529 Plans);  Currencies and related forward contracts;  Futures on interest rates, futures on currencies, and non-exchange-traded options on currencies and currency futures (including short sales of any of the foregoing) (NOTE: Not all Financial Futures are covered by this exemption.);  Money Market Instruments;  U.S. Government Securities; and  U.S. Mutual Funds (other than GMO Managed Funds). Please note that any Reportable Account in which transactions in the foregoing Securities are executed remains subject to the Reporting Requirements in Sections 3.1 (Initial/Annual Report) and 3.2 (Quarterly Reports). 3.4. Additional Exemption from Quarterly Reports Transactions in the following are exempt from the quarterly transaction reporting requirement in Section 3.2 (but the results of these transactions must still be included in the annual report required by Section 3.1):  Securities acquired or disposed through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, the exercise of rights issued by an issuer to all holders of the same class of Securities, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

9  Transactions that occur pursuant to an Automatic Investment Plan (please note that annual reporting requirements continue to apply). 3.5. Brokerage Confirmations With respect to each Reportable Account, each Access Person must require the applicable broker, dealer, or bank to forward to the Compliance Department copies of confirmations of account transactions. The Compliance Department has forms that can be used for this purpose. 3.6. Procedures for Filing Reports Please refer to StarCompliance for information regarding how to submit the reports and other information required by this Code. 4. Administration and Enforcement of Code of Ethics 4.1. General Principles Any violations of the Code shall be reported promptly to the CCO. The administration of this Code shall be guided by the general principle that, as an investment adviser, all GMO Advisory Entities (and all Access Persons) are fiduciaries with respect to the assets managed on behalf of various clients. Consequently, GMO holds all Access Persons responsible for:  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and  Compliance with applicable laws and governmental rules and regulations, including the requirement in Section 206(4) of the Advisers Act that GMO shall not engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative. 4.2. Role of COIC; Delegation The COIC is responsible for overseeing the application of this Code and has the authority to interpret this Code in the event of any ambiguities. The COIC may also recommend changes to the Code to the board of managing directors of GMO or a designated committee thereof (the “GMO Board”) and may authorize any changes in procedures recommended by the CCO. No member of the COIC or the CCO may review his or her own transactions. The COIC may delegate some or all of its authority to the CCO, whether as explicitly set forth in this Code or by specific resolution of the COIC. The CCO may, in turn, delegate any or all of his or her responsibilities hereunder to members of the Compliance Department; provided, however, that in the event that the Compliance Department is notified of any violation of this Code, the Compliance Department shall promptly notify the CCO. The COIC will consider appropriate actions, if any, as described in Section 0 of this Code. The COIC may determine to delay the imposition of any sanctions pending review by the GMO Board, the Board of Trustees of GMO Trust, as applicable. 10 4.3. CCO Role, Investigations The CCO shall recommend to the COIC such changes to procedures, if any, as the CCO may determine in his or her reasonable judgment may be necessary or appropriate to enable the detection of violations of this Code. The CCO is hereby delegated the authority to use those procedures and the reports made under this Code to investigate and detect any violations and/or potential violations of the Code. The CCO will report all violations to the COIC and shall also report such potential violations as the CCO may deem appropriate. 4.4. Sanctions If an Access Person (or a member of his or her Immediate Family) has committed a violation of the Code, the COIC or CCO may take such actions against the Access Person as the COIC or CCO deems appropriate, including a verbal warning, a formal violation letter , reversal of relevant trade(s) in question, forfeiture of any profit derived thereon, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and/or termination of the employment of the violator for cause. All findings and actions taken by the COIC or CCO with respect to violations of this Code will be reported by the CCO to the Trustees of GMO Trust (to the extent a violation is applicable to the Trust) and, with respect to material violations, to GMO’s CEO. The CEO or CCO may, in his or her discretion, notify GMO’s Board of material violations as appropriate. The COIC may delegate to the CCO the authority to assess monetary penalties in amounts determined by the COIC from time to time (such delegation shall be limited to monetary penalties in amounts of US$10,000 or less). 4.5. Administration of Pre-clearance Requests for pre-clearance will be handled in the first instance by the CCO, who shall operate in accordance with the following: 4.5.1. Blackout Policy In general, pre-clearance requests to buy or sell a Security (or to sell the Security short) will be denied if the Security (a) was purchased or sold by any GMO Client Account within 3 calendar days prior to the date of the request, or (b) in the reasonable judgment of the CCO is being considered for purchase or sale by any GMO Client Account within 7 calendar days after the date of the request. Pre-clearance requests to sell a Security short will be denied if the underlying Security is owned by any GMO Client Account. The CCO will consult with appropriate representatives of the Investment Teams for purposes of determining whether a Security is being considered for purchase or sale. 4.5.2. IPOs and ICOs Pre-clearance requests to purchase Securities in an IPO or ICO will generally be denied by the CCO, subject to the following exceptions: (i) new offerings of a registered open-end investment company, or (ii) any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means. 11 4.5.3. Private Placements Pre-clearance requests to purchase Securities in a Private Placement will be processed in a manner prescribed from time to time by the CCO. At the date of adoption of this Code of Ethics, those procedures require the Access Person to complete and submit a questionnaire at least 10 calendar days before the date of requested approval. 4.5. No Explanation Required for Refusals The COIC and/or the CCO may refuse to authorize a pre-clearance request for a reason that is confidential. Neither the COIC nor the CCO is required to provide an explanation for refusing to authorize any transaction. 4.6. Review of Denied Pre-Clearance Requests Upon written request by any Access Person, the COIC shall review any request for pre- clearance that is denied by the Compliance Department. The COIC may override a pre- clearance denial if, in its absolute discretion, it believes the proposed activity is not fraudulent or manipulative, and not inconsistent with GMO’s fiduciary standards. 5. Miscellaneous 5.1. Copies of Code; Annual Affirmation Each Access Person will be provided with a copy of the Code and any amendments to the Code. Each Access Person will be required to acknowledge in writing (which may be by electronic means) receipt of the Code and any amendments to the Code. At least once annually, each Access Person must affirm in writing (which may be by electronic means) that the Access Person has received, has read, understands, and has complied with the Code and any amendments thereto. 5.2. Review of Reports The CCO shall review and maintain each Access Person’s reports filed pursuant to Section 3. 5.3. Availability of Reports All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may, without notice to the relevant Access Person, be made available for inspection by the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the directors, trustees or senior management of each of GMO Trust, or other GMO Client, the COIC, the Compliance Department, the CCO, GMO Trust’s Chief Compliance Officer, the Access Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, any attorney or agent of the foregoing, GMO Trust and any other person as may be approved by the COIC. 12 5.4. Exceptions to the Code The COIC may in unusual or unforeseen circumstances grant exceptions to the requirements of the Code if the COIC finds that the proposed conduct involves negligible opportunity and/or motive for abuse. All such exceptions must be in writing and must be reported by the CCO to the Board of Trustees of GMO Trust at their next regularly scheduled meeting after the exception is granted. Exceptions granted prior to the date of this Code and identified by the CCO as being of continued relevance and validity are grandfathered. 5.5. Inquiries Regarding the Code Access Persons should direct all inquiries regarding this Code (or any other compliance- related matter) to the CCO. However, it is the personal responsibility of every Access Person to understand this Code and to comply with it (and for his or her Immediate Family to understand and comply with it). 5.6. Amendments to Code The Board of Trustees of GMO Trust, including a majority of the Trustees of such Board who are not “interested persons” under the 1940 Act, and the board of directors of every GMO Managed Fund must approve any material amendment to the Code within six months of such change. * * * * * * * * * * Special Note for Certain Officers of GMO Trust: In addition to the requirements set forth in this Code, the Principal Executive Officer and Principal Financial Officer of GMO Trust are also subject to a “Code of Ethics for Principal Executive Officer and Principal Financial Officer” adopted by the Board of Trustees of GMO Trust. Special Note for Independent Trustees: Independent Trustees of GMO Trust are subject to separate code of ethics adopted by the Independent Trustees of the Trust and are exempt from all requirements under this Code.

13 EXHIBIT A: DEFINITIONS “529 Plan” means a qualified tuition program (as defined in 26 U.S.C. § 529). It is a tax- advantaged savings plan or prepaid tuition plan designed to help pay for education. “Access Person” means, except as specifically noted otherwise: (1) every employee or on-site consultant of any GMO Advisory Entity; every partner, member (excluding Class I-A, Special Class I-As, Capital Members, and Founding Members of GMO who are not active in the firm’s day-to-day operations), trustee, director or officer (or other person occupying a similar status or performing similar functions) of GMO Trust or any GMO Advisory Entity; and every other person who provides investment advice on behalf of a GMO Advisory Entity and that is subject to the supervision and control of a GMO Advisory Entity; (2) every general partner, member, trustee, director, officer, employee or on-site consultant of GMO Trust or any GMO Advisory Entity (or any company in a control relationship to any GMO Mutual Fund or GMO Advisory Entity) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a GMO Mutual Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (3) every natural person in a control relationship to a GMO Mutual Fund or GMO Advisory Entity who obtains information concerning recommendations made to a GMO Mutual Fund with regard to the purchase or sale of Securities by the GMO Mutual Fund; and (4) such other persons as the Compliance Department shall designate; provided, however, that Independent Trustees are not Access Persons for purposes of this Code and provided further that, subject to applicable regulatory limitations, the CCO in consultation with GMO’s Legal Department may except certain persons based on various factors, which may include length of contract, physical location, and computer system access. “Automatic Investment Plan” is a plan that satisfies the following criteria: (1) a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation and (2) the plan, as well as any changes in allocation pursuant to the plan, has been approved in advance by the Compliance Department. An Automatic Investment Plan may include a dividend reinvestment plan, a U.K. employee pension scheme, or a 401(k) plan (if they satisfy the requirements outlined above). “Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts (including Non-GMO Employee Compensation Programs), UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be interpreted in a manner consistent 14 with, the definition of “beneficial owner” set forth in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934. “Client” means any GMO Client Account. “Closed-End Funds” means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis. While Closed-End Funds are often listed and trade on stock exchanges, they are not Exchange Traded Funds as defined below. “Compliance Department” means the Compliance Department of Grantham, Mayo, Van Otterloo & Co. LLC. Communications required under this Code to be directed to the Compliance Department should in the first instance be directed to the CCO. “CCO” means the Chief Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC. “COIC” means the GMO Conflicts of Interest Committee. “Discretionary Account” is an account that satisfies the following criteria: (1) the Access Person and/or their Immediate Family has no authority to make investment decisions with respect to the assets in the account and has arranged for an initial certification from the third party manager to the Compliance Department stating the above; (2) the account is approved in advance by the Compliance Department to be a Discretionary Account; and (3) the Access Person confirms the account continues to be a Discretionary Account on a quarterly basis as part of quarterly report filings. “Exchange Traded Funds”, or “ETFs”, means Securities that trade on a national securities exchange and hold portfolios of Securities that closely track an index, commodity, or basket of assets like an index fund. The ETF must be legally classified as an open-end investment company, unit investment trust, or depository receipt. For avoidance of doubt, Exchange Traded Funds do not include Closed-End Funds, even if the Closed-End Funds are traded on a national securities exchange. Examples of ETFs include iShares, ProShares, and SPDRs. “Federal Securities Laws” means the Securities Act of 1933, Securities Exchange Act of 1934, Sarbanes-Oxley Act of 2002, 1940 Act, Investment Advisers Act of 1940, Title V of Gramm-Leach- Bliley Act, USA PATRIOT Act of 2001, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury. “Financial Futures” means futures contracts on any of the following: (i) indexes of stocks, bonds or currencies (but excluding single stock futures); (ii) interest rates; (iii) currencies; or (iv) commodities. “GMO 401(k) Profit Sharing Plan” means the tax qualified 401(k) profit-sharing retirement plan offered by GMO. “GMO Advisory Entity” means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Limited, GMO Netherlands B.V., GMO Singapore Pte. Ltd, or GMO U.K. Limited. 15 “GMO Client Account” means any investments managed for a client by a GMO Advisory Entity, including GMO Managed Funds, private investment accounts, ERISA pools and unregistered pooled investment vehicles. “GMO Entity” means GMO Trust, and each GMO Advisory Entity. "GMO Exchange Traded Fund” means any ETF for which a GMO Advisory Entity serves as the investment adviser. “GMO Long-Term Fund” means a GMO Managed Fund that seeks to limit frequent trading of its shares, as disclosed in its prospectus as amended from time to time. As of August 22, 2023, the GMO Long-Term Funds are all GMO Managed Funds other than the following (for the most current list please see Exhibit A of the GMO Trust Frequent Trading/Market Timing Policy and Procedures).  GMO Asset Allocation Bond Fund  GMO Benchmark-Free Fund  GMO Implementation Fund  GMO Strategic Opportunities Allocation Fund  GMO U.S. Treasury Fund “GMO Managed Fund” means any GMO Mutual Fund, GMO Exchange Traded Fund, or non- GMO sponsored registered investment company for which a GMO Advisory Entity serves as an adviser or sub-adviser. A complete list of GMO Managed Funds is maintained in the Compliance Department’s page on GMO’s internal website. “GMO Mutual Fund” means any series of GMO Trust. Please note this does not include GMO Exchange Traded Funds. “ICO” means an initial offering of a cryptocurrency token to the public.12 “Immediate Family” of an Access Person means any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of an Access Person who resides in the same household as the Access Person; however, any of the foregoing (apart from spouses and domestic partners) who are adults should not be considered Immediate Family for this purpose unless they support the Access Person financially or are supported by the Access Person financially. Access Persons are encouraged to consult the Compliance Department with any questions regarding the definition of Immediate Family, including whether an individual is supported financially by an Access Person or financially supports an Access Person. Subject to the foregoing, Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time to time circulate such expanded definitions of this term as it deems appropriate. 12 The Compliance Department will review an offering to determine whether the token is an “investment contract.” See SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and other related SEC guidance. Those deemed to not be an investment contract will be out of scope of this definition and the Code. 16 “Independent Trustee” means any trustee of GMO Trust who is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of GMO Trust. “Investment Team” means any of the following functional investment teams of GMO: Asset Allocation, Developed Fixed Income, Emerging Country Debt, Focused Equity, Japanese Equity, Systematic Equity, Systematic Global Macro and any other discrete investment team dedicated to a discrete asset class and/or style of investing. “IPO” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. “Money Market Instruments” means money market instruments (as defined by Rule 2a-7 of the Investment Company Act of 1940, as amended) or their equivalents, including bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements. “Non-Access Director” means any person who is a director of GMO who (i) is not an officer or employee of a GMO Entity; (ii) has been designated as a Non-Access Director by the CCO (or a designee); (iii) is subject to any requirements of GMO’s “Procedures Regarding Certain Outside Directors”; and (iv) meets each of the following conditions:  he or she does not have access to non-public information regarding any Client’s purchase or sale of Securities (other than shares of GMO Managed Funds), or non-public information regarding the portfolio holdings of any GMO Managed Fund;  he or she is not involved in making Securities recommendations to Clients, and does not have access to such recommendations that are non-public; and  he or she, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of a Security by a GMO Managed Fund, and his or her functions do not relate to the making of any recommendations with respect to such purchases or sales. A list of Non-Access Directors may be found on Exhibit A of the “Procedures Regarding Certain Outside Directors”. “Non-GMO Employee Compensation Program” means a compensation program offered through the employer of an Access Person or their Immediate Family member. “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of such Act or pursuant to Rule 504, Rule 505 or Rule 506 under such Act. This typically includes, but is not limited to, third party private/hedge funds, some real estate investments involving multiple owners, an ownership interest in a private company, or an ICO. “Reportable 529 Plan” means any 529 Plan for which GMO (or a control affiliate) manages the investments or strategies underlying the 529 Plan or for which GMO (or a control affiliate) manages, distributes, markets, or underwrites the 529 Plan. While not an exclusive list and while Access Persons are ultimately responsible for determining whether a 529 Plan is a Reportable 529 Plan, the Compliance Department’s page on GMO’s internal website includes a list of Reportable 529 Plans as of the date of this Code.

17 “Reportable Account” means, with respect to any Access Person, an account with a broker, dealer, or bank in which the Access Person has a Beneficial Interest and in which any Securities are held. “Restricted Exchange Traded Fund” means any Exchange Traded Fund determined by the CCO, in consultation with GMO's Investment Teams, to: (i) be likely to be used by an Investment Team; and (ii) possess attributes (e.g., limited liquidity or limited number of underlying Securities) suggesting that contemporaneous trading by Access Persons could result in a benefit to an Access Person or a detriment to any GMO Client. This does not include GMO Exchange Traded Funds. A list of Restricted Exchange Traded Funds is maintained in the Compliance Department’s page on GMO’s internal website. “SEC” means the Securities and Exchange Commission. “Security” means any security (as defined in Section 2(a)(36) of the 1940 Act) as well as any derivative instrument (including swaps) or other investment instrument that is traded in any public or private market. The definition in the 1940 Act is very broad and includes notes, bonds, debentures, participations in any profit sharing agreement, collateral-trust certificates, investment contracts, undivided interests in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities, any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency “or, in general, any interest or instrument commonly known as a security.” “Securities Transaction” means a transaction (including both purchases and sales) in a Security in which the Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. For avoidance of doubt, a donation of Securities to a charity is considered a Securities Transaction. In addition, certain investments may involve multiple Securities Transactions for purposes of this Code (e.g., short sale followed by buy to cover). “StarCompliance” means a web-based, automated, fully managed personal trading solution, accessible from GMO computer terminals via http://starcompliance. “Unrestricted Exchange Traded Fund” means any Exchange Traded Fund not designated as a Restricted Exchange Traded Fund. This does not include GMO Exchange Traded Funds. “U.S. Government Securities” means direct obligations of the Government of the United States. “U.S. Mutual Funds” means open-end investment companies registered with the SEC under the Investment Company Act of 1940, as amended (and does not include closed-end investment companies). For purposes of this code, U.S. Mutual Funds does not include Exchange Traded Funds. 18 GMO AUSTRALIA LIMITED CODE OF ETHICS SUPPLEMENT13 The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the “Code”). They apply only to officers and employees of GMO Australia Limited. 1. Australian Registered Managed Investment Schemes and Superannuation Funds Australian Registered Managed Investment Schemes are publicly offered pooled investment products registered and regulated by the Australian Securities and Investment Commission (“ASIC”). Superannuation Funds are pooled superannuation investment products registered and regulated by the Australian Prudential Regulation authority (“APRA”). Purchases and sales of these publicly offered products are not subject to pre-clearance or reporting requirements under the Code. 2. Australia Government Securities Direct obligations of the Government of Australia that do not trade on a secondary market are exempt from pre-clearance, reporting, short-term profiting restrictions, and the securities being considered for purchase or sale restriction. 13 As of November 1, 2023. 19 GMO NETHERLANDS B.V. CODE OF ETHICS SUPPLEMENT14 In addition to the GMO Code of Ethics (the “Code”), and in order to comply with the applicable Dutch rules, this supplement (the “NL Supplement”) applies to GMO Netherlands B.V. (“GMO NL”) and its Covered Persons15 to the extent these Covered Persons are also Access Persons within the meaning of the Code. Unless the context expressly provides otherwise, capitalized words and expressions used in this supplement shall have the meaning given to them in the list of definitions of the Handbook of GMO NL or the Code. I. Application Where the Code conflicts with the NL Supplement, applicable Dutch rules (including the Market Abuse Regulation16), regulations and public policies, the NL Supplement, and/or GMO NL policies shall prevail. Covered Persons will only be involved in the investment services (i) reception and transmission of client orders and (ii) investment advice and will not be engaged in the actual execution of orders and the investments transactions on behalf of clients. Generally, Covered Persons are not expected to receive insider information from GMO LLC and its affiliates in the course of their daily activities. To the extent the Covered Persons are personally participating in the GMO Funds17 or otherwise performing transactions not in the course of their tasks and responsibilities under their employment contract with GMO NL, the rules referred to in Chapter II of this supplement may be relevant. II. Personal Transactions Legal Framework  Article 16 (2) MiFID II  Article 28 and 29 MiFID II DR 2017/565 Definition A “Personal Transaction” within the meaning of the NL Supplement is a trade in a financial instrument effected by or on behalf of a Relevant Person,18 where at least one of the following criteria are met: 14 As of November 1, 2023. 15 “Covered Persons” are all employees of GMO NL, members of its management board (the “Board”) and temporary employees of GMO NL, including insourced employees of GMO NL. 16 Regulation (EU) No 596/2014. 17 The investment funds (both UCITS and AIFs) managed by the GMO Fund Managers as defined in the GMO NL Handbook. 18 A “Relevant Person” in relation to GMO NL, means any of the following: (a) a director, partner or equivalent, manager or tied agent of GMO NL; (b) a director, partner or equivalent, or manager of any tied agent of GMO NL; 20 (a) the Relevant Person is acting outside the scope of the activities he/she carries out in his/her professional capacity; (b) the trade is carried out for the account of any of the following persons: (i) the Relevant Person; (ii) any person with whom he has a family relationship, or with whom he has close links; (iii) a person in respect of whom the Relevant Person has a direct or indirect material interest in the outcome of the trade, other than obtaining a fee or commission for the execution of the trade. Exemptions Applicable to Personal Transactions Personal Transactions pursuant to a discretionary management service are exempt from pre- clearance requirements. Personal Transactions in undertakings for collective investments in transferable securities (UCITS) or alternative investment funds (AIFs), where the relevant person and any other person for whose account the Personal Transactions are effected are not involved in the management of the respective funds, are exempt from pre-clearance, reporting, and short- term profiting restrictions. These exemptions are in accordance with Article 29(6) MiFID II DR 2017/565. III. Special Rules for Certain Investments A. Netherlands Government Securities Direct obligations of the Government of the Netherlands that do not trade on a secondary market are exempt from pre-clearance, reporting, short-term profiting restrictions, and the securities being considered for purchase or sale restriction. B. Netherlands Employee Pension Schemes Investments in Netherlands’ collective pension schemes are exempt from the pre-clearance, reporting, and short-term profiting restrictions, provided they are invested in collective investment vehicles and not equity or debt securities of individual companies. IV. Enforcement of the Code In deviation of the Code, the relevant and competent supervisor in relation to the rules on market abuse and Personal Transactions by Covered Persons is the Netherlands Authority for the Financial Markets. Where the Code mentions the possibility of imposing monetary penalties to Covered Persons acting in violation of the Code, such authority to impose monetary penalties extends so far as permitted under Dutch labour law.19 (c) an employee of GMO NL or of a tied agent of GMO NL, as well as any other natural person whose services are placed at the disposal and under the control of GMO NL or a tied agent of the firm and who is involved in the provision by GMO NL of investment services and activities; (d) a natural person who is directly involved in the provision of services to GMO NL or to its tied agent under an outsourcing arrangement for the purpose of the provision by the firm of investment services and activities. 19 For example, please refer to Article 7:650 of the Dutch Civil Code.

20 As of November 1, 2023. 21 GMO SINGAPORE PTE. LTD CODE OF ETHICS SUPPLEMENT20 The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the “Code”). They apply only to officers and employees of GMO Singapore Pte. Ltd. 1. Singapore Government Securities Direct obligations of the Government of Singapore that do not trade on a secondary market are exempt from pre-clearance, reporting, short-term profiting restrictions, and the securities being considered for purchase or sale restriction. 21 As of November 1, 2023. 22 GMO U.K. LIMITED CODE OF ETHICS SUPPLEMENT21 In order to comply with the Financial Conduct Authority’s personal account dealing rules and to allow for certain UK-specific investment practices, this supplement (the “UK Supplement”) has been issued as a supplement to the GMO Code of Ethics (“Code”). In the event of a conflict between the Code and the UK Supplement, the UK Supplement shall govern. This supplement applies only to staff of GMO U.K. Limited. 1. Special Rules for Certain Investments and Investment Practices 1.1. UCITs and AIFs Transactions in undertakings for collective investments in transferable securities (UCITS) or alternative investment funds (AIFs), where the relevant person and any other person for whose account the transactions are effected are not involved in the management of the respective funds, are exempt from pre-clearance, reporting, and short-term profiting restrictions. These requirements are in accordance with Article 29(6) MiFID II DR 2017/565. 1.2. ISA’s Any proposed transaction for an ISA (Individual Savings Account) must be pre-cleared unless an available exemption exists. 1.3. De Minimis Purchases and Sales of FTSE 100 Stocks Employees may purchase or sell up to a maximum of GBP£15,000 of any FTSE 100 stock once, within a three-business day period without obtaining pre-clearance. All such transactions are subject to all other Code provisions. 1.4. Contracts for Differences (CFDs) and Spread Bets CFDs and spread bets are not subject to the short-term profiting restrictions set forth in Section 1.4 of the Code, provided that the Security underlying the CFD or spread bet would itself be exempted from the prohibition. CFDs and spread bets are subject to all other Code provisions. 1.5. U.K. Government Securities Direct obligations of the Governments of the United Kingdom that do not trade on a secondary market are exempt from the pre-clearance, reporting, short-term profiting restrictions, and the securities being considered for purchase or sale restriction. 1.6. UK Employee Pension Schemes Investments in UK regulated pension schemes are exempt from the pre-clearance, reporting, and short-term profiting restrictions, provided they are invested in collective investment vehicles and not equity or debt securities of individual companies. 23 2. Counseling and procuring If the Code precludes you from entering into any transaction, you cannot:  advise or cause any other person to enter into such a transaction; or  communicate any information or opinion to any other person, if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so. This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client’s account, subject to the insider dealing legislation summarised in the GMO UK Compliance Manual. 24 GMO NON-ACCESS DIRECTORS CODE OF ETHICS SUPPLEMENT Non-Access Directors of GMO are exempt from all requirements under the GMO Code except for the following:  Non-Access Directors are subject to the Code’s restrictions relating to Inside Information (see Section 1.5) and Market Manipulation (see Section 1.6);  Non-Access Directors are subject to any personal trading restrictions and periodic reporting requirements set forth in GMO’s “Procedures Regarding Certain Outside Directors,” as may be in effect from time to time; and  Non-Access Directors are subject to GMO’s “Gift Policy” (which is set forth in a separate stand-alone policy), except that Non-Access Directors shall not be restricted from receiving, nor required to report, gifts received from current or former clients or business associates, notwithstanding that such persons may also be clients or prospective clients of GMO.